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                                                                     Exhibit 4.5
                               AMENDMENT NUMBER 1
                        TO RECEIVABLE PURCHASE AGREEMENT

                  AMENDMENT NUMBER 1 TO RECEIVABLE PURCHASE AGREEMENT (this "Amendment"), dated as of January 26, 2001, between WACKENHUT FUNDING CORPORATION, a Delaware corporation (the "Transferor") and its successors and assigns and THE WACKENHUT CORPORATION, a Florida corporation, (the "Seller") and its successors assigns, amending that certain Receivable Purchase Agreement dated as of December 30, 1997 between the Transferor and the Seller (collectively, the "Parties"), (the "Original Agreement," and said agreement as amended by this Amendment, the "Agreement").

                  WHEREAS, the Parties have agreed to adjust the calculation of the Purchase Price as set forth in the Original Agreement and to permit the Seller to contribute capital to the Transferor in exchange for equity interests in the Transferor, as well as certain other changes;

                  WHEREAS, the Original Agreement requires that the consent of the Transferor and the Seller be obtained in order to effect the amendments contemplated herein;

                  WHEREAS, on the terms and conditions set forth herein, the Parties consent to such amendments;

                  WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1. Amendment to Section 1.3. The first sentence of
Section 1.3 of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                  "Consideration for Purchases; IP Note; Equity Contribution. On the terms and subject to the conditions set forth in this Agreement, the Transferor agrees to make all Purchase Price



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         payments (as determined in accordance with Section 2.1) in immediately available funds received from the Purchaser or the Bank Investors, as applicable, pursuant to the Transfer Agreement and, to the extent such funds are insufficient, by either (a) issuing, or increasing the principal amount outstanding under, a promissory note in the form of Exhibit A hereto to be issued by the Transferor to the Seller (such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof, being herein called the "IP Note"), (b) treating the extent of such insufficient funds as a capital contribution by Seller to Transferor or (c) utilizing a combination of (a) and (b) above, which such determination shall be at the sole discretion of the Seller."

                  SECTION 2. Amendment to Section 2.1. Section 2.1 of the Original Agreement is hereby amended to read in its entirety as follows:

                  "Calculation of Purchase Price. With regard to each Month End Date, the "Purchase Price" for the Receivables sold by the Seller during the fiscal month ending on such Month End Date shall be determined in accordance with the following formula:

         PP = (AUB - ADA) x (1 - (DR/360(*)Days))

         Where:

         PP = the aggregate Purchase Price for such sold Receivables

         AUB = "Aggregate Unpaid Balance" of such sold Receivables on such Month End Date, which shall mean the sum of the Unpaid Balances of each of such sold Receivables, as calculated as at the time of such sold Receivables' sale to the Transferor.

         ADA = "Allowance for Doubtful Accounts" which means the allowance for doubtful accounts established in respect to the AUB of such sold Receivables on the books of the Seller.

         DR = "Discount Rate" means the (i) the sum of interest accrued at the Cost of Funds Rate for the Month End Date plus (ii) 0.50%


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         (which represents the servicing fee rate) plus (iii) a risk-adjusted spread, not to be less than .50%, as mutually agreed upon from time to time by the Transferor and the Seller.

         "Costs of Funds Rate" means, for a Month End Date, the percentage equivalent of a fraction the numerator of which is (i) the product of 12 and (ii) the sum of (A) all interest accrued under the Transfer Agreement at the Purchaser Rate (including all applicable margins with respect thereto) for the preceding fiscal month, plus (B) all amounts accrued as Program Fees, Administrative Fees, Dealer Fees, and Facility Fees under the Transfer Agreement and/or the Fee Letter for the preceding fiscal month, and (C) all interest accrued under the IP Note for the preceding fiscal month, and the denominator of which is the sum of the average aggregate Purchaser's Investment under the Transfer Agreement and the average aggregate outstanding principal amount of the IP Note, in each case for the preceding fiscal month.

         Days = means the estimated number of days outstanding for such Receivables as mutually agreed upon from time to time by the Transferor and the Seller."

                  SECTION 3. Amendment to Section 3.2(a). The first sentence of
Section 3.2(a) of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                  "(a) On each Month End Date falling after the Initial Closing Date, the Transferor shall pay to the Seller the Purchase Price for the Receivables purchased from the Seller during the immediately preceding month by paying to the Seller all funds received by the Transferor from the Purchaser or the Bank Investors, as applicable, for Purchases or Reinvestments under the Transfer Agreement, and if insufficient, by automatically increasing the principal amount outstanding under the related IP Note by the amount of such insufficiency, less the amount, of any capital contribution made by the Seller to the Transferor under
         Section 1.3."

                  SECTION 4. Replacement of Note. The Non-Negotiable Term Note dated December 30, 1997, between the Transferor, as promisor, and the


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Seller, as promisee, shall be destroyed and replaced by a note substantially in the form of Exhibit A hereto.

                  SECTION 5. Representations and Warranties. Each of the Transferor and the Seller hereby makes to the other on and as of the date hereof, the following representations and warranties:

                           (a) Authority. Each of the Transferor and the Seller
                  has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Original Agreement (as modified hereby). The execution, delivery and performance by the Transferor and the Seller of this Amendment and the performance of the Original Agreement (as modified hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions;

                           (b) Enforceability. This Amendment has been duly
                  executed and delivered by each of the Transferor and the Seller. The Original Agreement (as modified hereby) is the legal, valid and binding obligation of the Transferor and the Seller enforceable against the Transferor and the Seller in accordance with its terms, and is in full force and effect; and

                           (c) Representations and Warranties. The
                  representations and warranties of the Transferor and the Seller contained in the Original Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                  SECTION 6. Reference to and Effect on the Original Agreement.

                           (a) Except as specifically amended and modified
                  above, the Original Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                           (b) The execution, delivery and effectiveness of this
                  Amendment shall not operate as waiver of any right, power or remedy of the


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Parties under the Agreement, nor constitute a waiver of any provision of the
Original Agreement.

                  SECTION 7. No Purchase and Sale Termination Event. No event has occurred and is continuing that constitutes a Purchase and Sale Termination Event.

                  SECTION 8. Amendment and Waiver. No provision hereof may be amended, waived, supplemented, restated, discharged or terminated without the written consent of the Transferor and the Seller.

                  SECTION 9. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns.

                  SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 11. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 12. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the date first written above.


                                     WACKENHUT FUNDING CORPORATION
                                       as Transferor


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                     THE WACKENHUT CORPORATION,
                                        as Seller

                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

Pursuant to Section 7.3(e) of the Amended and Restated Transfer and Administration Agreement (the "TAA") dated as of January 26, 2001 among the Transferor, the Seller, Enterprise Funding Corporation and Bank of America, N.A., as Bank Investor and as Agent, Bank of America and The Bank of Nova Scotia, each in their capacities as Bank Investors, hereby consent to this Amendment.


BANK OF AMERICA, N.A.,
as Bank Investor



By:
   --------------------------
   Name:
   Title:



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THE BANK OF NOVA SCOTIA
as Bank Investor



By:
   --------------------------
   Name:
   Title:



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